UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 19, 2019

HELIOS AND MATHESON ANALYTICS INC.

(Exact name of Registrant as specified in charter)

Delaware	0-22945	13-3169913
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

Empire State Building

350 5th Avenue

New York, New York 10118

(Address of principal executive offices)

Registrant’s telephone number, including area code: (212) 979-8228

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13(e)-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

As previously reported, on March 18, 2019, the Board of Directors of Helios and Matheson Analytics Inc. (the “Company”) appointed Robert Damon, CPA to serve as Interim Chief Financial Officer and Secretary of the Company and Chief Financial Officer of MoviePass Inc., MoviePass Films LLC (“MoviePass Films”) and MoviePass Ventures, LLC, effective March 22, 2019, on an hourly consulting basis. On April 19, 2019, the Company and Mr. Damon entered into a new letter agreement, pursuant to which, effective as of the pay period commencing April 1, 2019, and going forward: (i) Mr. Damon will be compensated as an employee of the Company, serving as Interim Chief Financial Officer and Secretary of the Company and Interim Chief Financial Officer of MoviePass Inc. and MoviePass Ventures, LLC, with an annual salary of $450,000, rather than receiving hourly compensation as a consultant, and (ii) Mr. Damon became eligible to participate in benefits generally offered to employees of the Company.

Effective March 26, 2019, Ceasar Richbow was appointed the Chief Financial Officer of MoviePass Films. Mr. Richbow is a certified public accountant with an LLM (Master of Laws) from NYU School of Law. He started as a Senior Accountant, and was promoted to Manager, at Ernst & Young in New York, New York from 1988 to 1991, and was a Senior Manager at Ernst & Young in Atlanta, Georgia from 1996 to 1997. Mr. Richbow was engaged in private practice prior to becoming the Chief Financial Officer of MoviePass Films, first as Chief Financial Officer of Emmett Furla Oasis Films, LLC (“EFO”), and then as President of Business Affairs for EFO. He is certified in financial forensics (CFF) by the American Institute of Certified Public Accountants and is also a member of the bars of New York and Georgia.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HELIOS AND MATHESON ANALYTICS INC.

Date: April 26, 2019	By:	/s/ Theodore Farnsworth
Theodore Farnsworth Chief Executive Officer

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